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                                 CERTIFICATE

     The undersigned hereby certifies that she is the Secretary of Morgan Stanley Federal Securities Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on February 22, 2005, as provided in
Section 9.3 of the said Declaration, said Amendment to take effect on June 22, 2005, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 1st day of June, 2005.


                                       /s/ Mary E. Mullin
                                       -------------------------------
                                       Mary E. Mullin
                                       Secretary


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                                  AMENDMENT

Dated:            June 1, 2005

To be Effective:  June 22, 2005

                                     TO

                   MORGAN STANLEY FEDERAL SECURITIES TRUST

                             DECLARATION OF TRUST

                               ORIGINALLY DATED

                              NOVEMBER 20, 1986

                                     AND

                             AMENDED AND RESTATED

                                     ON

                               MARCH 25, 1987

                                     AND

                                   AMENDED

                                     ON

                              AUGUST 10, 1992

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                                    AND

                                  AMENDED

                                    ON

                               JUNE 22, 1998

                                    AND

                                  AMENDED

                                    ON

                               JUNE 18, 2001

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       Amendment dated June 1, 2005 to the Amended Declaration of Trust
        (the "Declaration") of Morgan Stanley Federal Securities Trust
                               (the "Trust")
                            dated June 18, 2001

     WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

     WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Mortgage Securities Trust," such change to be effective on June 22, 2005;

NOW, THEREFORE:

     1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

          "Section 1.1. NAME. The name of the Trust created hereby is the Morgan Stanley Mortgage Securities Trust and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

     2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:

          "Section 1.2. DEFINITIONS...

          "(o) "TRUST" means the Morgan Stanley Mortgage Securities Trust.

     3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

     4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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     IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 1st day of June, 2005.

/s/ Michael Bozic                      /s/ Charles A. Fiumefreddo
---------------------------------      ----------------------------------
Michael Bozic, as Trustee              Charles A. Fiumefreddo, as Trustee
and not individually                   and not individually
c/o Kramer Levin Naftalis              c/o Morgan Stanley Trust
& Frankel LLP                          Harborside Financial Center,
Counsel to the Independent             Plaza Two
Trustees                               Jersey City, NJ
919 Third Avenue
New York, NY


/s/ Edwin J. Garn                      /s/ Wayne E. Hedien
---------------------------------      ----------------------------------
Edwin J. Garn, as Trustee              Wayne E. Hedien, as Trustee
and not individually                   and not individually
c/o Summit Ventures LLC                c/o Kramer Levin Naftalis & Frankel LLP
One Utah Center                        Counsel to the Independent Trustees
201 South Main Street                  919 Third Avenue
Salt Lake City, UT                     New York, NY


/s/ James F. Higgins                   /s/ Manuel H. Johnson
---------------------------------      ----------------------------------
James F. Higgins, as Trustee           Dr. Manuel H. Johnson, as Trustee
and not individually                   and not individually
c/o Morgan Stanley Trust               c/o Johnson Smick International, Inc.
Harborside Financial Center            2099 Pennsylvania Avenue, N.W.
Plaza Two                              Suite 950
Jersey City, NJ                        Washington, D.C.


/s/ Joseph J. Kearns                   /s/ Michael E. Nugent
---------------------------------      ----------------------------------
Joseph J. Kearns, as Trustee           Michael E. Nugent, as Trustee
and not individually                   and not individually
c/o Kearns & Associates LLC            c/o Triumph Capital, L.P.
23852 Pacific Coast Highway            445 Park Avenue
Malibu, CA                             New York, NY


/s/ Fergus Reid
-----------------------------------
Fergus Reid, as Trustee
and not individually
c/o Lumelite Plastics Corporation
85 Charles Colman Blvd.
Pawling, NY